Exhibit 99.1

D R A F T

Media Contact:
Kathleen M. Bennett
864-282-9452

Analyst Contact:
Duane A. Owens
864-282-9488

FOR IMMEDIATE RELEASE

WEDNESDAY SEPTEMBER 12, 2007

BOWATER ANNOUNCES DECISION IN ARBITRATION MATTER

GREENVILLE, SC – Bowater Incorporated (NYSE: BOW; TSX: BWX) today announced that Bowater Canadian Forest Products, Inc., its subsidiary, had received a decision in an arbitration related to the 1998 sale to Weyerhaeuser Company of Bowater’s former pulp and paper facility in Dryden, Ontario. As reported in Bowater’s annual report on Form 10-K, Bowater and Weyerhaeuser have been arbitrating a claim regarding the cost of certain environmental matters related to the mill. On September 7, 2007, the arbitrators in the matter awarded Weyerhaeuser approximately C$44 million.

“Although we disagree with the arbitrators’ decision and are disappointed with this result, this matter is now behind us,” said David J. Paterson, Chairman, President and Chief Executive Officer of Bowater.

“We are focused on operational excellence to improve our financial performance,” he continued. “During these challenging times, we are stringently managing capital spending. We expect to spend $120 million in 2007, about 38% of depreciation, and $30 million less than previously estimated.”

As a result of the arbitrators’ decision, which is binding upon Bowater and not subject to appeal, Bowater currently expects to record a pre-tax charge of approximately C$29 million in its third quarter 2007 results.

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About Bowater

Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of coated and specialty papers and newsprint. In addition, the company sells bleached market pulp and lumber products. Bowater employs approximately 6,900 people and has 12 pulp and paper mills in the United States, Canada and South Korea. In North America, it also operates a converting facility and owns 10 sawmills. Bowater’s operations are supported by approximately 708,000 acres of timberlands owned or leased in the United States and Canada and 28 million acres of timber cutting rights in Canada. Bowater operates six recycling plants and is one of the world’s largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX). To learn more, visit www.bowater.com.

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about the improvement of our financial performance and our expectations regarding our capital spending estimates for the remainder of 2007. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect”, “will”, “believe”, “anticipate”, and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of Bowater.

These forward-looking statements are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, negative industry conditions and further growth in alternative media, actions of competitors, Canadian dollar exchange rates, the demand for higher margin coated and uncoated mechanical paper and the costs of raw materials such as energy, chemicals and fiber. In addition, with respect to our proposed combination with Abitibi-Consolidated Inc., the following factors, among others could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required governmental or third party approvals of the combination on the proposed terms and schedule and without material concessions; the risk that the businesses will not be integrated successfully or that the anticipated improved financial performance, product quality and, product development will not be achieved; the risk that other combinations within the industry or other factors may limit our ability to improve our competitive position; the risk that the cost savings and other expected synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors are listed

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from time to time in Bowater’s Securities and Exchange Commission filings, including those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Cautionary Statement Regarding Forward-Looking Information and Use of Third Party Data,” as well as under the caption “Risk Factors” in the company’s proxy statement in connection with the 2007 Annual Meeting of Stockholders. Bowater disclaims any obligation to update these forward-looking statements.

Any information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.

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